EXHIBIT 10.29
November 27, 2006
Ms. Diane S. Goostree
President and Chief Operating Officer
Artes Medical USA, Inc.
5870 Pacific Center Boulevard
San Diego, CA 92121
     Re: First Amended Offer of Employment
Dear Ms. Goostree:
This First Amended Offer of Employment (“First Amendment”) is intended to replace the first sentence of the first paragraph of your Offer of Employment letter dated February 13, 2006 (“Offer Letter”) and to add a new paragraph following the ninth paragraph of the Offer Letter.
It is a pleasure to offer you a regular, full-time position as Chief Executive Officer and President of the Company, effective as of the date of this First Amendment; and you will report the affairs of the Company to the Board of Directors.
Following your election to the Board of Directors to fill a vacancy and appointment to the office of Chief Executive Officer, should the Board of Directors remove you from the office of Chief Executive Officer, with or without cause, or should you resign from the position of Chief Executive Officer, whether voluntary or involuntary, you agree that you will be deemed to have automatically resigned from the Board of Directors as of the effective date of that removal or resignation. You agree that the Company will effectuate that resignation from the Board of Directors by dating the Notice of Resignation as of the effective date of your removal or resignation as the Company’s Chief Executive Officer, which resignation has been signed by you and is attached to this First Amendment as Exhibit A.
Except as modified by this Amended Offer of Employment, the terms and conditions of the Offer Letter will control and are in full force and effect. Additional terms and conditions of your new position as Chief Executive Officer will be contained in a separate agreement which will be mutually acceptable to you and the Company.
If you accept this First Amendment, please sign below and return the fully executed letter to us within five (5) business days. You should keep one copy of this letter for your own records.
Should you need any additional information or assistance, please do not hesitate to call.
Sincerely,

/s/ Christopher J. Reinhard
Christopher J. Reinhard
Executive Chairman

cc: Amy Fager

ACCEPTANCE OF AMENDED EMPLOYMENT OFFER
I have read, understand and accept the foregoing terms and conditions of employment as amended by the First Amendment.

Date: November 27, 2006	/s/ Diane S. Goostree Diane S. Goostree

Exhibit A
(Notice of Resignation)

RESIGNATION NOTICE
Date: _____________________
Artes Medical, Inc.
5870 Pacific Center Blvd.
San Diego, CA 92121
Attn: Board of Directors
I hereby confirm my resignation as a member of the Board of Directors of Artes Medical, Inc. (the “Company”), effective immediately as of (i) the date written above; and (ii) the date I no longer hold the position of CEO of the Company for any reason.

/s/ Diane S. Goostree
Diane S. Goostree